UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 31, 2022

Oxus Acquisition Corp.
(Exact name of registrant as specified in its charter)

Cayman Islands	001-40778	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300/26 Dostyk Avenue Almaty, Kazakhstan 050040	050020
(Address of principal executive offices)	(Zip Code)

+7(727)355-8021
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one class A ordinary share and one Warrant	OXUSU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	OXUS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	OXUSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 31, 2022, Sergei Ivashkovsky tendered his resignation as a director of the board of directors of Oxus Acquisition Corp. (the “Company”) effective immediately. Mr. Ivashkovsky’s resignation is not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practice.

In addition, on June 1, 2022, the Board of Directors appointed Karim Zahmoul to fill the vacancy created by Mr. Ivaskhovsky’s resignation, effective immediately. Mr. Zahmoul will serve on the audit committee of the Company’s Board of Directors.

Karim Zahmoul, 56, has 25 years of investment banking experience. He has served as a Founder and CEO of EMVirya Ltd, an FCA regulated investment advisor based in London since February, 2018. EMVirya Ltd, is a privately held financial services firm with extensive experience in global emerging markets that is positioning itself at the cross road of Emerging markets and renewable energy. Prior to founding EMVirya, Mr. Zahmoul was a Partner at Temporis Capital from September 2014 to April 2017 in London, where he was responsible for the firm’s international investments business and developed renewable energy project in the emerging market jurisdiction including extended focus in Morocco and Argentina. Prior to that from 2004 to 2014, Mr. Zahmoul was a Managing Director at Barclays Investment Bank where he held various senior positions over his 10-year tenure at the bank. In his last position, he was responsible for the Global Emerging Market business for the investment bank. Prior to Barclays from 1999 to 2004, Mr. Zahmoul spent five years at Deutsche Bank where he was a Managing Director and Head of Emerging Market Structuring for the Americas in New York. He started his financial career and spent six years at Goldman Sachs, in both New York and London, where his last position was Executive Director in EEMEA Trading. Mr. Zahmoul received an MSc and a BSc from Columbia School of Engineering and Applied Sciences in Operation Research and a BA in Physics from Columbia College. The Company believes that Mr. Zahmoul’s qualifications to serve on our Board of Directors include his extensive experience in investment and financial industry.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

oxus acquisition corp.

By:	/s/ Kanat Mynzhanov
	Name:	Kanat Mynzhanov
	Title:	Chief Executive Officer

Date: June 6, 2022

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